UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the securities Exchange Act of 1934
Date of Report (Date Earliest Event report):
June 11, 2019
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National Vision Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	46‑4841717 (I.R.S. Employer Identification No.)

2435 Commerce Ave, Building 2200 Duluth, Georgia (Address of principal executive offices)	30096 (Zip Code) Not Applicable (Former name, former address and former fiscal year, if changed since last report)

(770) 822‑3600 (Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.42

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	EYE	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders
On June 11, 2019, National Vision Holdings, Inc. ("National Vision") held its 2019 annual meeting of stockholders (the "Annual Meeting").
The matters submitted to stockholders at the Annual Meeting and the voting results are as follows:

Proposal 1: Election of Director

Stockholders elected a Class II director nominee to hold office for term expiring at the 2022 annual meeting of stockholders and until his successor is duly elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
D. Randolph Peeler	62,429,931	13,181,148	706,096

Proposal 2: Ratification of the Appointment of the Independent Registered Public Accounting Firm

Stockholders ratified the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2019.

For	Against	Abstained	Broker Non-Votes
76,204,545	105,460	7,170	N/A

Proposal 3: Advisory Vote on Executive Compensation

Stockholders approved, on a non-binding advisory basis, the compensation paid to the National Vision's named executive officers.

For	Against	Abstained	Broker Non-Votes
75,005,163	602,934	2,982	706,096

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

National Vision Holdings, Inc.

Date: June 13, 2019	By:	/s/ Jared Brandman
	Name:	Jared Brandman
	Title:	Senior Vice President, General Counsel and Secretary